Exhibit 99.1

TreeHouse Foods, Inc. Reports Second Quarter 2023 Results

•Net sales of $843.6 million exceeded guidance expectations and increased by 4.1% versus the prior year.
•Net income from continuing operations of $21.7 million compares to net loss from continuing operations of $(27.3) million in the prior year. Adjusted EBITDA1 from continuing operations of $76.4 million was at the high-end of the Company's guidance range and increased by $23.3 million versus the prior year.
•Earnings (loss) per diluted share from continuing operations of $0.38 compares to $(0.49) in the prior year. Adjusted earnings per diluted share from continuing operations1 of $0.42 compares to $0.05 in the prior year.
•TreeHouse raised its full year net sales outlook to 7.5% to 9.5% year-over-year growth, primarily reflecting the impact of the coffee acquisition, and narrowed its full year adjusted EBITDA2 outlook to $360 to $370 million.

Oak Brook, IL, August 7, 2023 — TreeHouse Foods, Inc. (NYSE: THS) today reported financial results for the second quarter of 2023.

"The transformative actions that we've taken have more strongly positioned TreeHouse in higher-growth, higher-margin categories and are reflected in our second quarter and first half results," said Steve Oakland, Chairman, Chief Executive Officer, and President. "We continue to leverage our position as a private brand powerhouse in snacking and beverages and remain focused on improved execution, which enabled us to deliver better-than-expected net sales and a nearly 44% increase in adjusted EBITDA from continuing operations, which was at the high end of our guidance. Looking forward, we expect to continue to benefit from our more focused portfolio, higher service levels and our strategic investments in capabilities, including our recently completed coffee acquisition. With favorable industry trends and a clear strategy, we are confident in achieving our near- and long-term financial goals and see a long runway for continued growth and value creation."

SECOND QUARTER 2023 FINANCIAL RESULTS

Net Sales — Net sales for the second quarter of 2023 totaled $843.6 million compared to $810.2 million for the same period last year, an increase of $33.4 million, or 4.1%. The change in net sales from 2022 to 2023 was due to the following:

	Three Months	Six Months
	(unaudited)	(unaudited)

Pricing	11.2%	13.9%
Volume/mix	(7.2)	(3.9)
Total change in organic net sales[1]	4.0%	10.0%
Acquisition	0.3	0.1
Foreign currency	(0.2)	(0.3)
Total change in net sales	4.1%	9.8%

The net sales increase of 4.1% was primarily driven by favorable pricing to recover commodity inflation. This was partially offset by decreased volume as a result of the Company's ability to fulfill certain customer orders earlier than planned in the first quarter of 2023 due to service improvements. Additionally, declines in food and beverage consumption trends, the exit of lower margin business, and distribution losses contributed to the decrease.

Gross Profit — Gross profit as a percentage of net sales was 15.7% in the second quarter of 2023, compared to 13.7% in the second quarter of 2022, an increase of 2.0 percentage points. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods. This was partially offset by increased costs to invest in the supply chain to improve service levels, which included increased costs for labor and manufacturing plant maintenance.

Total Operating Expenses — Total operating expenses were $103.3 million in the second quarter of 2023 compared to $136.7 million in the second quarter of 2022, a decrease of $33.4 million. The decrease is primarily due to $11.9 million of TSA income, lower professional fees for strategic growth initiatives, lower retention bonus expense, and lower freight costs.

Total Other (Income) Expense — Total other expense of $6.1 million in the second quarter of 2022 decreased by $7.2 million to be total other income of $1.1 million in the second quarter of 2023. The decrease was primarily due to $10.7 million of interest income received from the Company's Note Receivable and favorable currency exchange rate impacts between the U.S. and Canada. This was partially offset by rising interest rates, which led to interest expense, higher costs with selling receivables in the Company's Receivables Sales Program, and higher costs in our pension plans. Additionally, offsetting was a less favorable change in non-cash mark-to-market impacts from hedging activities, largely driven by interest rate swaps.

Income Taxes — Income taxes were recognized at an effective rate of 29.1% in the second quarter of 2023 compared to 14.2% recognized in the second quarter of 2022. The change in the Company's effective tax rate is primarily driven by the estimated amount of annual pre-tax earnings.

Net Income (Loss) from Continuing Operations and Adjusted EBITDA — Net income from continuing operations for the second quarter of 2023 was $21.7 million, compared to net loss from continuing operations of $27.3 million for the same period of the previous year. Adjusted EBITDA[1] from continuing operations was $76.4 million in the second quarter of 2023, compared to $53.1 million in the second quarter of 2022, an increase of $23.3 million. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods and lower freight costs. This was partially offset by increased costs to invest in the supply chain to improve service levels, which included increased costs for labor and manufacturing plant maintenance.

Discontinued Operations — Net income (loss) from discontinued operations was $1.6 million of income in the second quarter of 2023 compared to a $2.1 million loss in the second quarter of 2022, an increase of $3.7 million. The increase is primarily a result of the divestiture of a significant portion of the Meal Preparation business on October 3, 2022 and a favorable loss on disposal adjustment of $1.0 million during the first quarter of 2023 as the purchase price was finalized.

Net Cash Used in Operating Activities from Continuing Operations — Net cash used in operating activities from continuing operations was $49.8 million in the first six months of 2023 compared to $70.7 million in the first six months of 2022, a decrease in cash used of $20.9 million. The cash flow improvement was primarily attributable to higher cash earnings reflecting the Company's pricing actions to recover commodity and freight inflation experienced in prior periods. This was partially offset by a decrease in cash flows from the Receivables Sales Program and payment timing in accounts payable.

OUTLOOK2
TreeHouse today updated its previously-issued full year 2023 guidance:
•Net sales growth is now expected to be 7.5% to 9.5% year-over-year, which represents a range of $3.71 to $3.78 billion.
◦The increase primarily reflects the volume from the acquisition of the Northlake, Texas coffee facility that closed in June 2023.
•The Company narrowed its adjusted EBITDA range to $360 to $370 million, up approximately 27% year-over-year at the midpoint.
•Net interest expense is now expected to be $27 million to $32 million, due to increased usage of the Revolving Credit Facility to fund the aforementioned coffee acquisition and investment in inventory to service customers.

With regard to the cadence for the remainder of the year:
•TreeHouse expects third quarter revenue in the range of $950 to $970 million, representing approximately 10% year-over-year growth at the midpoint, primarily driven by volume/mix, including the volume from the coffee acquisition.
•The Company anticipates third quarter adjusted EBITDA in the range of $81 to $89 million, representing approximately 11% year-over-year growth at the midpoint.

•Full year adjusted EBITDA guidance reflects the following expectations for the fourth quarter:
◦Sequential and year-over-year improvement in gross margin primarily driven by TMOS and supply chain savings initiatives.
◦Approximately $5 million to $7 million in temporary operating expenses in the fourth quarter resulting from the expected wind down of substantial portions of the transition services agreement related to the Meal Preparation divestiture.
________________________________________________
1 Adjusted earnings per diluted share from continuing operations, adjusted EBIT, adjusted EBITDA, adjusted EBITDAS, adjusted net income (loss), free cash flow and organic net sales are non-GAAP financial measures. See "Comparison of Adjusted Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 The Company is not able to reconcile prospective adjusted EBITDA from continuing operations or adjusted EBITDA margin from continuing operations, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's second quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. As described further below, the Company believes these measures provide useful information to the users of the financial statements.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Earnings Per Diluted Share from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted earnings (loss) per diluted share from continuing operations ("adjusted diluted EPS") reflects adjustments to GAAP earnings (loss) per diluted share from continuing operations to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share from continuing operations as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted earnings (loss) per share from continuing operations is presented in the attached tables.

Adjusted Net Income (Loss) from Continuing Operations, Adjusted EBIT from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDAS from Continuing Operations, Adjusted Net Income (Loss) Margin from Continuing Operations, Adjusted EBIT Margin from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Adjusted EBITDAS Margin from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted net income (loss) from continuing operations represents GAAP net income (loss) from continuing operations as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS from continuing operations section above. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS from continuing operations metric outlined above.

Adjusted EBIT from continuing operations represents adjusted net income (loss) from continuing operations before interest expense, interest income, and income tax expense. Adjusted EBITDA from continuing operations represents adjusted net income (loss) from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted EBITDAS from continuing operations represents adjusted EBITDA from continuing operations before non-cash stock-based compensation expense. Adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance between periods and as a component of our debt covenant calculations.

Adjusted net income (loss) margin from continuing operations, adjusted EBIT margin from continuing operations, adjusted EBITDA margin from continuing operations, and adjusted EBITDAS margin from continuing operations are calculated as the respective metric defined above as a percentage of net sales as reported in the Condensed Consolidated Statements of Operations.

The attached table reconciles the Company's net income (loss) from continuing operations as presented in the Condensed Consolidated Statements of Operations, the relevant GAAP measure, to Adjusted net income (loss) from continuing operations, Adjusted EBIT from continuing operations, Adjusted EBITDA from continuing operations, and Adjusted EBITDAS from continuing operations for the three and six months ended June 30, 2023 and 2022. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash used in operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities from continuing operations for the six months ended June 30, 2023 and 2022 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private label food and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Contact:
Investor Relations
708.483.1331

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact that the divestiture of a significant portion of our Meal Preparation Business or any such divestiture might have on the Company’s operations; disruptions or inefficiencies in our supply chain and/or operations; loss of key suppliers; raw material and commodity costs due to inflation; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; collectibility of our note receivable, customer concentration and consolidation; competition; our ability to execute on our business strategy; our ability to continue to make acquisitions and execute on divestitures or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; changes in weather conditions, climate changes, and natural disasters; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of this Quarterly Report on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2022, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$16.9	$43.0
Receivables, net	163.5	158.8
Inventories	673.4	589.5
Prepaid expenses and other current assets	21.4	23.2
Total current assets	875.2	814.5
Property, plant, and equipment, net	725.6	666.5
Operating lease right-of-use assets	200.5	184.4
Goodwill	1,824.6	1,817.6
Intangible assets, net	279.5	296.0
Note receivable, net	424.1	427.0
Other assets, net	50.9	47.9
Total assets	$4,380.4	$4,253.9
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$526.5	$618.7
Accrued expenses	164.9	208.5
Current portion of long-term debt	0.5	0.6
Total current liabilities	691.9	827.8
Long-term debt	1,594.5	1,394.0
Operating lease liabilities	172.4	159.1
Deferred income taxes	110.5	108.7
Other long-term liabilities	76.2	77.3
Total liabilities	2,645.5	2,566.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.4 and 56.1 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	0.6	0.6
Treasury stock	(133.3)	(133.3)
Additional paid-in capital	2,212.5	2,205.4
Accumulated deficit	(263.5)	(302.0)
Accumulated other comprehensive loss	(81.4)	(83.7)
Total stockholders' equity	1,734.9	1,687.0
Total liabilities and stockholders' equity	$4,380.4	$4,253.9

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$843.6	$810.2	$1,738.4	$1,582.8
Cost of sales	710.8	699.2	1,453.3	1,373.1
Gross profit	132.8	111.0	285.1	209.7
Operating expenses:
Selling and distribution	39.9	54.8	84.9	115.9
General and administrative	54.1	56.1	107.5	109.0
Amortization expense	12.1	11.9	24.1	23.8
Other operating (income) expense, net	(2.8)	13.9	(0.2)	43.0
Total operating expenses	103.3	136.7	216.3	291.7
Operating income (loss)	29.5	(25.7)	68.8	(82.0)
Other (income) expense:
Interest expense	19.2	17.0	37.0	33.7
Interest income	(10.8)	(0.1)	(25.4)	(4.2)
(Gain) loss on foreign currency exchange	(3.3)	1.1	(3.0)	—
Other (income) expense, net	(6.2)	(11.9)	3.5	(63.6)
Total other (income) expense	(1.1)	6.1	12.1	(34.1)
Income (loss) before income taxes	30.6	(31.8)	56.7	(47.9)
Income tax expense (benefit)	8.9	(4.5)	15.8	(6.8)
Net income (loss) from continuing operations	21.7	(27.3)	40.9	(41.1)
Net income (loss) from discontinued operations	1.6	(2.1)	(2.4)	8.7
Net income (loss)	$23.3	$(29.4)	$38.5	$(32.4)

Earnings (loss) per common share - basic:
Continuing operations	$0.38	$(0.49)	$0.73	$(0.74)
Discontinued operations	0.03	(0.04)	(0.04)	0.16
Earnings (loss) per share basic (1)	$0.41	$(0.53)	$0.68	$(0.58)

Earnings (loss) per common share - diluted:
Continuing operations	$0.38	$(0.49)	$0.72	$(0.74)
Discontinued operations	0.03	(0.04)	(0.04)	0.16
Earnings (loss) per share diluted (1)	$0.41	$(0.53)	$0.68	$(0.58)

Weighted average common shares:
Basic	56.4	56.0	56.3	55.9
Diluted	56.8	56.0	56.8	55.9

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$38.5	$(32.4)
Net (loss) income from discontinued operations	(2.4)	8.7
Net income (loss) from continuing operations	40.9	(41.1)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	71.5	71.8
Stock-based compensation	13.1	9.1
Unrealized gain on derivative contracts	(3.5)	(62.3)
Deferred TSA income	(12.3)	—
Other	(1.7)	(0.8)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Receivables	(3.3)	(4.2)
Inventories	(50.3)	(118.3)
Prepaid expenses and other assets	8.0	(9.4)
Accounts payable	(86.3)	94.0
Accrued expenses and other liabilities	(25.9)	(9.5)
Net cash used in operating activities - continuing operations	(49.8)	(70.7)
Net cash provided by operating activities - discontinued operations	—	44.1
Net cash used in operating activities	(49.8)	(26.6)
Cash flows from investing activities:
Additions to property, plant, and equipment	(52.6)	(39.0)
Additions to intangible assets	(2.1)	(4.4)
Proceeds from sale of fixed assets	—	4.8
Acquisitions, net of cash acquired	(102.2)	—
Net cash used in investing activities - continuing operations	(156.9)	(38.6)
Net cash used in investing activities - discontinued operations	(15.2)	(23.4)
Net cash used in investing activities	(172.1)	(62.0)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	1,544.3	48.0
Payments under Revolving Credit Facility	(1,344.8)	(48.0)
Payments on financing lease obligations	(0.3)	(0.7)
Payment of deferred financing costs	—	(1.6)
Payments on Term Loans	—	(14.3)
Payments related to stock-based award activities	(6.0)	(3.3)
Net cash provided by (used in) financing activities - continuing operations	193.2	(19.9)
Net cash used in financing activities - discontinued operations	—	(0.2)
Net cash provided by (used) in financing activities	193.2	(20.1)
Effect of exchange rate changes on cash and cash equivalents	2.6	(0.8)
Net decrease in cash and cash equivalents	(26.1)	(109.5)
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	4.1
Less: Cash and cash equivalents of discontinued operations, end of period	—	(4.1)
Cash and cash equivalents, beginning of period	43.0	304.5
Cash and cash equivalents, end of period	$16.9	$195.0

	Six Months Ended June 30,
	2023	2022
Supplemental cash flow disclosures:
Interest paid	$45.3	$26.6
Net income taxes paid	16.7	1.2

Non-cash investing activities:
Accrued purchase of property and equipment	$12.3	$21.2
Accrued other intangible assets	0.2	1.4
Right-of-use assets obtained in exchange for lease obligations	32.2	43.0
Note receivable purchase price adjustment reduction	(5.1)	—
Note receivable increase from paid in kind interest	2.2	—
Deferred payment from acquisition of seasoned pretzel capability	4.0	—

The reconciliation of adjusted diluted EPS from continuing operations, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS from continuing operations as presented in the Condensed Consolidated Statements of Operations, is as follows:

TREEHOUSE FOODS, INC.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
		(unaudited)		(unaudited)
Diluted EPS from continuing operations (GAAP)		$0.38	$(0.49)	$0.72	$(0.74)
Growth, reinvestment, and restructuring programs	(1)	0.16	0.25	0.42	0.79
Divestiture, acquisition, integration, and related costs	(2)	0.08	0.13	0.15	0.18
Shareholder activism	(3)	—	0.02	0.01	0.03
Tax indemnification	(4)	—	—	0.01	—
Foreign currency (gain) loss on re-measurement of intercompany notes	(5)	(0.04)	0.01	(0.05)	(0.01)
Mark-to-market adjustments	(6)	(0.17)	(0.20)	(0.06)	(1.11)
Central services and conveyed employee costs	(7)	—	0.39	—	0.78
Litigation matter	(8)	—	—	—	0.01
Taxes on adjusting items		0.01	(0.06)	(0.10)	(0.05)
Adjusted diluted EPS from continuing operations (Non-GAAP)		$0.42	$0.05	$1.10	$(0.12)
During the three and six months ended June 30, 2023 and 2022, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)	The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company.

(2)	Divestiture, acquisition, integration, and related costs represent costs associated with completed and potential divestitures, completed and potential acquisitions, and the related integration of the acquisitions.

(3)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(4)	Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(5)	The Company has foreign currency denominated intercompany loans and incurred foreign currency gains/losses to re-measure the loans at quarter end. These amounts are non-cash and the loans are eliminated in consolidation.

(6)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other (income) expense, net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(7)	As a result of the sale of a significant portion of the Meal Preparation business, the Company identified two items affecting comparability – 1) central service costs and 2) conveyed employee costs.

1) The Company has historically provided central services to the Meal Preparation business including, but not limited to, IT and financial shared services, procurement and order processing, customer service, warehousing, logistics, and customs. These costs were historically incurred by TreeHouse and include employee and non-employee expenses to support the services. There were no costs for the three and six months ended June 30, 2023. For three and six months ended June 30, 2022, central service costs were approximately $13.4 million and $26.8 million, respectively.

2) Conveyed employee costs represent compensation costs for employees that were not historically dedicated to the sold business and transferred to the buyer after the sale. There were no costs for the three and six months ended June 30, 2023. For the three and six months ended June 30, 2022, conveyed employee costs were approximately $8.3 million and $16.7 million, respectively.

(8)	During the six months ended June 30, 2022, the Company recognized $0.4 million incremental expense for the settlement payment of the $9.0 million accrual related to a litigation matter challenging wage and hour practices at three former manufacturing facilities in California.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying Non-GAAP adjustments.

The following table reconciles the Company's net income (loss) from continuing operations to adjusted net income (loss) from continuing operations, adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations for the three and six months ended June 30, 2023 and 2022:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME (LOSS), ADJUSTED EBIT, ADJUSTED EBITDA, AND ADJUSTED EBITDAS FROM CONTINUING OPERATIONS
(Unaudited, in millions)

		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
Net income (loss) from continuing operations (GAAP)		$21.7	$(27.3)	$40.9	$(41.1)
Growth, reinvestment, and restructuring programs	(1)	8.9	13.9	24.2	44.0
Divestiture, acquisition, integration, and related costs	(2)	4.8	7.2	8.6	10.2
Shareholder activism	(3)	—	1.1	0.3	1.7
Tax indemnification	(4)	0.1	—	0.3	—
Foreign currency (gain) loss on re-measurement of intercompany notes	(5)	(2.5)	0.4	(2.7)	(0.4)
Mark-to-market adjustments	(6)	(9.4)	(11.5)	(3.5)	(62.3)
Central services and conveyed employee costs	(7)	—	21.7	—	43.5
Litigation matter	(8)	—	—	—	0.4
Less: Taxes on adjusting items		0.2	(2.8)	(5.9)	(2.5)
Adjusted net income (loss) from continuing operations (Non-GAAP)		23.8	2.7	62.2	(6.5)
Interest expense		19.2	17.0	37.0	33.7
Interest income		(10.8)	(0.2)	(25.4)	(4.3)
Income taxes		8.9	(4.5)	15.8	(6.8)
Add: Taxes on adjusting items		(0.2)	2.8	5.9	2.5
Adjusted EBIT from continuing operations (Non-GAAP)		40.9	17.8	95.5	18.6
Depreciation and amortization		35.5	35.3	71.5	71.8
Adjusted EBITDA from continuing operations (Non-GAAP)		76.4	53.1	167.0	90.4
Stock-based compensation expense	(9)	3.5	3.6	8.5	6.9
Adjusted EBITDAS from continuing operations (Non-GAAP)		$79.9	$56.7	$175.5	$97.3

Net income (loss) margin from continuing operations		2.6%	(3.4)%	2.4%	(2.6)%
Adjusted net income (loss) margin from continuing operations		2.8%	0.3%	3.6%	(0.4)%
Adjusted EBIT margin from continuing operations		4.8%	2.2%	5.5%	1.2%
Adjusted EBITDA margin from continuing operations		9.1%	6.6%	9.6%	5.7%
Adjusted EBITDAS margin from continuing operations		9.5%	7.0%	10.1%	6.1%

		Location in Condensed	Three Months Ended June 30,		Six Months Ended June 30,
		Consolidated Statements of Operations	2023	2022	2023	2022
			(unaudited, in millions)
(1)	Growth, reinvestment, and restructuring programs	Other operating (income) expense, net	$8.9	$13.9	$24.2	$44.0
(2)	Divestiture, acquisition, integration, and related costs	General and administrative	4.6	6.6	7.7	8.5
		Other operating (income) expense, net	0.2	0.1	0.9	0.1
		Cost of sales	—	0.5	—	1.6
(3)	Shareholder activism	General and administrative	—	1.1	0.3	1.7
(4)	Tax indemnification	Other (income) expense, net	0.1	—	0.3	—
(5)	Foreign currency (gain) loss on re-measurement of intercompany notes	(Gain) loss on foreign currency exchange	(2.5)	0.4	(2.7)	(0.4)
(6)	Mark-to-market adjustments	Other (income) expense, net	(9.4)	(11.5)	(3.5)	(62.3)
(7)	Central services and conveyed employee costs	Cost of sales	—	4.9	—	9.9
		General and administrative	—	16.8	—	33.6
(8)	Litigation matter	General and administrative	—	—	—	0.4
(9)	Stock-based compensation expense included as an adjusting item	Other operating (income) expense, net	2.4	1.7	4.6	2.2

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Six Months Ended June 30,
	2023	2022

Cash flow used in operating activities from continuing operations	$(49.8)	$(70.7)
Less: Capital expenditures	(54.7)	(43.4)
Free cash flow from continuing operations	$(104.5)	$(114.1)